UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2004

NAVISTAR FINANCIAL 2004-B OWNER TRUST

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-67112-06	51-0337491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Golf Road

Rolling Meadows, Illinois 60008

(Address of Principal Executive Offices, including Zip Code)

(847) 734-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 17, 2004, Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Seller”), entered into a trust agreement (the “Trust Agreement”), a copy of which is filed as an exhibit hereto, with Chase Manhattan Bank USA, National Association, creating Navistar Financial 2004-B Owner Trust (the “Trust”), a Delaware statutory trust. On November 17, 2004, the Seller and the Trust, entered into a Pooling Agreement (the “Pooling Agreement”), a copy of which is filed as an exhibit hereto, pursuant to which retail loans secured by medium and heavy duty trucks, truck chassis, buses and trailers and related property and a beneficial interest in retail leases of medium and heavy duty trucks, truck chassis, buses and trailers and related property were transferred to the Trust. On November 17, 2004, the Trust sold Asset Backed Notes, Series 2004-B, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C (the “Notes”), having an aggregate original principal amount of $750,000,000.00. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of November 17, 2004, between the Trust and The Bank of New York, as indenture trustee, a copy of which is filed as an exhibit hereto. The Notes were sold to J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Scotia Capital (USA) Inc., as underwriters, pursuant to an Underwriting Agreement, dated as of November 3, 2004, (the “Underwriting Agreement”), by and among the Seller, the Servicer and J.P. Morgan Securites Inc., as representative of the underwriters, a copy of which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of November 3, 2004.

Exhibit 4.1	Pooling Agreement, dated as of November 17, 2004.

Exhibit 4.2	Indenture, dated as of November 17, 2004.

Exhibit 4.3	Trust Agreement, dated as of November 17, 2004.

Exhibit 99.1	Purchase Agreement, dated as of November 17, 2004.

Exhibit 99.2	Administration Agreement, dated as of November 17, 2004.

Exhibit 99.3	Servicing Agreement, dated November 17, 2004.

Exhibit 99.4	Titling Trust Supplement, dated November 17, 2004.

Exhibit 99.5	Collateral Supplement, dated November 17, 2004.

Exhibit 99.6	Lease Purchase Agreement, dated November 17, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL 2004-B OWNER TRUST

/s/ Paul E. Martin
By:	Paul E. Martin
Its:	Vice President and Controller

Date: March 9, 2004

2